Exhibit 20.3
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KPMG LLP	Telephone	412 391 9710
Suite 2500	Fax	412 391 8963
One Mellon Center	Internet	www.us.kpmg.com
Pittsburgh, PA 15219-2598
Independent Accountants’ Report
Mellon Bank Premium Finance Loan Master Trust
c/o Wells Fargo Bank Minnesota, N.A., as Trustee:
AFCO Credit Corporation, as Servicer
AFCO Acceptance Corporation, as Servicer
We have examined the accompanying assertion made by management on AFCO Credit Corporation’s and AFCO Acceptance Corporation’s (jointly, AFCO) compliance, as Servicer, with Sections 4.2, 4.3, 4.5, and 8.8 of the Pooling and Servicing Agreement for the Mellon Bank Premium Finance Loan Master Trust dated June 15, 2001, Sections 4.7(a)(i) and 4.8 of the Supplement (Series 2004-1) dated June 24, 2004 (as amended, collectively, the Agreements), for the period January 1, 2006 through December 31, 2006. Management is responsible for AFCO’s compliance with the aforementioned sections of the Agreements. Our responsibility is to express an opinion on management’s assertion about AFCO’s compliance based upon our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about AFCO’s compliance with the aforementioned sections of the Agreements and performing such other procedures as we considered necessary in the circumstances. We believe our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on AFCO’s compliance with the Agreements.
In our opinion, management’s assertion that AFCO was materially in compliance with the aforementioned sections of the Agreements for the period January 1, 2006 through December 31, 2006 is fairly stated, in all material respects.
/s/ KPMG LLP
Pittsburgh, Pennsylvania April 2, 2007
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

Management Report on AFCO Credit Corporation’s and AFCO Acceptance Corporation’s Compliance, as
Servicer, with the Servicing Requirements of the Pooling and Servicing Agreement
Management of AFCO Credit Corporation and AFCO Acceptance Corporation (jointly, “AFCO”), as Servicer, is responsible for compliance with the servicing requirements in Section 4.2, 4.3, 4.5, and 8.8 of the Pooling and Servicing Agreement for the Mellon Bank Premium Finance Loan Master Trust dated June 15, 2001, and Sections 4.7(a)(i) and 4.8 of the Supplement (Series 2004-MC), dated June 24, 2004.
Management has performed an evaluation of AFCO’s compliance with the aforementioned sections of the Agreements for the period January 1, 2006 through December 31, 2006. Based upon this evaluation, management believes that, for the period January 1, 2006 through December 31, 2006, AFCO, as Servicer, was materially in compliance with the aforementioned sections of the Agreements.
AFCO Credit Corporation
AFCO Acceptance Corporation
/s/ Bruce R. Gold
Bruce R. Gold
Senior Vice President, Treasurer and Chief Financial Officer
April 2, 2007

Management Report on AFCO Credit Corporation’s and AFCO Acceptance Corporation’s Compliance, as
Servicer, with the Servicing Requirements of the Pooling and Servicing Agreement
Based solely on Bruce R. Gold’s attestation in the Management Report of AFCO Credit Corporation’s and AFCO Acceptance Corporation’s Compliance, as Servicer, with the Servicing Requirements of the Pooling and Servicing Agreement, Mellon Bank, N.A., as Master Servicer, represents the following:
Management of AFCO Credit Corporation and AFCO Acceptance Corporation (jointly, “AFCO”), as Servicer, is responsible for compliance with the servicing requirements in Section 4.2, 4.3, 4.5, and 8.8 of the Pooling and Servicing Agreement for the Mellon Bank Premium Finance Loan Master Trust dated June 15, 2001, and Sections 4.7(a)(i) and 4.8 of the Supplement (Series 2004-MC), dated June 24, 2004; and
Management has performed an evaluation of AFCO’s compliance with the aforementioned sections of the Agreements for the period January 1, 2006 through December 31, 2006. Based upon this evaluation, management believes that, for the period January 1, 2006 through December 31, 2006, AFCO, as Servicer, was materially in compliance with the aforementioned sections of the Agreements.
Mellon Bank, N.A., as Master Servicer
/s/ James L. Jourdain
James L. Jourdain
Vice President, Mellon Bank, N.A.
April 2, 2007